UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2026

ALLARITY THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41160	87-2147982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 E Tarpon Ave, Tarpon Springs, FL	34689
(Address of principal executive offices)	(Zip Code)

(401) 426-4664

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e)

As previously disclosed, effective June 1, 2024, Allarity Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a Management Services Agreement (the “Original MSA”) with Ljungaskog Consulting AB, a Swedish limited liability company (the “Consultant”), owned and managed by Thomas H. Jensen (“Mr. Jensen”), the Company’s Chief Executive Officer. Effective as of June 1, 2026 (the “A&R Effective Date”), the Company entered into an Amended and Restated Management Services Agreement (the “A&R MSA”) with the Consultant. The A&R MSA amends and restates the Original MSA in its entirety. Except as described below, the material terms of the A&R MSA are substantially consistent with the material terms of the Original MSA previously disclosed by the Company.

Base Compensation and Bonus. Under the A&R MSA, the Monthly Fee is payable in accordance with Attachment B to the A&R MSA, which provides that the Consultant’s annual base salary for 2026 will be paid 80% in Swedish Krona and 20% in U.S. dollars, equal to SEK 6,000,000 and US$163,043. The A&R MSA eliminates the one-time $100,000 signing bonus provided under the Original MSA. The A&R MSA further provides that the Company shall endeavor to issue new annual bonus performance metrics on or before March 31 of each calendar year and, if no new metrics are issued by that date, the prior calendar year’s bonus performance metrics will apply. The annual bonus will be capped at 60% of the Monthly Fees paid to the Consultant in a calendar year. If earned, any annual bonus is payable on or before March 15 following the end of the applicable calendar year.

Termination for Convenience by the Company. The A&R MSA increases the Company’s notice period for a termination for convenience from 15 days to 30 days. In addition, upon a termination by the Company for convenience, the Consultant is entitled to the Accrued Payments and a “Termination Payment” equal to 12 months of the Monthly Fee, payable in semi-monthly installments, subject to the Consultant’s compliance with surviving obligations, execution of a general release of claims, and cooperation with transition matters and Company investigations during the payment period. Under the Original MSA, upon a termination by the Company for convenience, the Consultant was entitled only to the Accrued Payments.

Other Termination Changes. The A&R MSA provides that, upon a termination by the Consultant for convenience, the Company may waive all or a portion of the Consultant’s 30-day notice period. The A&R MSA further provides that, upon a termination by the Consultant for Good Reason, the Consultant is entitled to the Accrued Payments plus the Termination Payment, subject to the Consultant’s compliance with surviving obligations and execution of a general release of claims. Under the Original MSA, upon a termination for Good Reason, the Consultant was entitled to the Accrued Payments plus an additional nine months of the Monthly Fee, subject to similar release and continuing-obligation conditions.

Additional Provisions. The A&R MSA adds provisions addressing Section 409A and Section 280G of the Internal Revenue Code, in each case if the Consultant is subject to federal income taxation in the United States at the applicable time.

The foregoing description of the A&R MSA does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R MSA, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Management Services Agreement, effective as of June 1, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.

Dated: June 2, 2026	By:	/s/ Thomas H. Jensen
Thomas H. Jensen
Chief Executive Officer

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